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                                                                EXHIBIT 12.1

                         CENTRAL POWER AND LIGHT COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES
                    FOR THE TWELVE MONTHS ENDED JUNE 30, 1997
                            (Thousands Except Ratio)
                                   (Unaudited)


Operating Income                                                    $252,802

Adjustments:
  Income taxes                                                        53,588
  Provision for deferred income taxes                                 28,024
  Deferred investment tax credits                                     (5,553)
  Other income and deductions                                          2,201
  Allowance for borrowed and equity funds
    used during construction                                           2,529
                                                                     -------

        Earnings                                                    $333,591
                                                                     =======

Fixed Charges:
  Interest on long-term debt                                        $109,827
  Interest on short-term debt and other                               17,123
                                                                     -------

        Fixed Charges                                               $126,950
                                                                     =======

Ratio of Earnings to Fixed Charges                                      2.63
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